Exhibit 23.5

October 5, 2007

First National Bancshares, Inc.
215 North Pine Street
Spartanburg, SC 29302

  Re:
  Joint Proxy Statement/Prospectus of First National Bancshares, Inc. and Carolina National Corporation and Registration Statement on Form S-4 of First National Bancshares, Inc.

Ladies and Gentlemen:

        We hereby consent to the use of our opinion letter dated August 26, 2007 to the Board of Directors of First National Bancshares, Inc. as Appendix C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4. In giving this consent, we do not admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

HOWE BARNES HOEFER & ARNETT, INC.
By	/s/ MATTHEW C. BOBA
Matthew C. Boba
Executive Vice President and General Counsel